UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 29, 2008

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 29, 2008, IA Global, Inc.’s wholly owned subsidiary, Global Hotline, Inc. (“Global Hotline”) signed an amendment (the “February Amendment”) to a working capital loan with Mitsui Sumitomo Bank Co Ltd. The loan was entered into on September 14, 2007, and was for 300,000,000 Yen, or approximately $2,616,000 at current exchange rates. The loan required a balloon payment of 300,000,000 Yen, or approximately $2,616,000 at current exchange rates, on November 30, 2007. Interest of 3.00% was payable on January 4, 2008. On January 31, 2008, Global Hotline signed an amendment extending the term and interest payment due date to February 28, 2008 (“January Amendment”). The February Amendment requires monthly payments of 25,000,000 Yen plus interest or approximately $235,000 at current exchange rates, with a final payment due on February 28, 2009. The loan is guaranteed by Hideki Anan, the CEO of Global Hotline There are no covenants or security requirements related to this loan.

Copies of the February Amendment and January Amendment will be attached to the Form 10-K for the twelve months ended December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: March 13, 2008

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer